Exhibit 10.1

AMENDMENT

TO

STOCKHOLDER AGREEMENT

This AMENDMENT (this “Amendment”), dated as of July 24, 2025, is by and among Veradigm Inc. (the “Company”), Charles Myers (“Myers”) and Jessica Myers (together with Myers, the “Myers Parties”). Each of the Company, on the one hand, and Myers or the Myers Parties, on the other hand, is referred to herein as a “party”, and all of the Company and the Myers Parties are referred to herein as “parties”.

WHEREAS, reference is made to that certain Stockholder Agreement, dated as of July 26, 2024, by and among the Company and the Myers Parties (the “Original Agreement”), pursuant to which the Company’s Board of Directors appointed Myers as a Board Observer; and

WHEREAS the parties desire that the Original Agreement be amended by extending the “Termination Date”, as such term is defined in the Original Agreement, upon the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1 Definitions. Unless otherwise defined herein, terms defined in the Original Agreement and used herein shall have the meanings given to them in the Original Agreement.

SECTION 2 Amendments to the Original Agreement.

(a) Section 1(d) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Prior to the Termination Date, (i) Myers shall comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members generally (which, as of the date hereof, consist of the Company’s code of conduct, securities trading policies (including the Company’s insider trading policy), anti-hedging policies, Regulation FD-related policies, director confidentiality policies, improper payments and bribery policies and corporate governance guidelines), and (ii) the Myers Parties shall not trade in Company securities unless the Myers Parties determine, in consultation with the Company, that the Myers Parties are not in possession of material, non-public information regarding the Company. The Company shall notify Myers in writing (including via email) at the same time at which the Board members are notified, or promptly thereafter, as to the (x) opening of any trading window during which time all Board members are permitted to trade in Company securities and (y) institution of any blackout period during which time all Board members are prohibited from trading in Company securities. The Company’s obligation to notify Myers as to the opening of any trading window in accordance with the preceding sentence shall survive the Termination Date and shall cease immediately following the Company’s notification to Myers that the trading window has opened after Myers no longer serves as the Board Observer.”

(b) The first sentence of Section 7(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following: “Unless otherwise mutually agreed to in writing by each party, this Agreement shall remain in effect until January 26, 2026 (the “Termination Date”).”

SECTION 3 Continuing Effect of the Original Agreement. This Amendment shall not constitute an amendment of any other provision of the Original Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of any party that would require a waiver or consent of such party. Except as expressly amended hereby, the provisions of the Original Agreement are and shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the terms of the Original Agreement, the terms of this Amendment shall govern and control with respect to the subject matter herein.

SECTION 4 Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute the same agreement. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (.pdf) for or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

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IN WITNESS WHEREOF, each of the parties has executed this Amendment, or caused the same to be executed by its duly authorized representative, as of the date first written above.

VERADIGM INC.

By:	/s/ Eric Jacobson
Name:	Eric Jacobson
Title:	SVP, Deputy General Counsel & Corporate Secretary

CHARLES MYERS

/s/ Charles Myers

JESSICA MYERS

/s/ Jessica Myers

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